Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-131885) and Form S-8 (Nos. 333-133601, 333-133599, 33-18966-99, 33-46724-99, 33-50270-99, 33-57675-99, 33-62394-99, 333-17407-99, 333-25857-99, 333-53912-99, 333-80511-99, 333-107450, and 333-107451) of Noble Corporation of our report dated February 29, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 29, 2008